                                                                  Exhibit 10.3.1

                                                                            LOGO

                 GENERAL RE - NEW ENGLAND ASSET MANAGEMENT, INC.

                         Investment Management Agreement

          This Agreement is made as of the 1st day of July, 2004, between

          1. GENERAL RE - NEW ENGLAND ASSET MANAGEMENT, INC., a corporation organized under the laws of the State of Delaware ("Manager"); and

          2. ALLEGHANY CORPORATION, a corporation organized under the laws of the State of Delaware and its affiliates listed on Schedule E- l and signatories hereto (collectively, the "Client").

          WHEREAS, Client desires to appoint Manager as the investment manager of that portion of Client's assets constituting the Account (as defined below) for fees agreed upon in Schedule A.III.;

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is agreed as follows:

          Section 1. The Account. The cash, securities and other assets placed by Client in the account to be managed under this Agreement (the "Account") are listed on Section I.A. of Schedule A. Assets may be added to the Account at any time. Client will provide notification to the Manager of any such additions. The Account will include these assets and any changes in them resulting from transactions directed by Manager, withdrawals and additions made by Client, or dividends, interest, stock splits and other earnings, gains or losses on the assets,

          Assets of the Client that are not to be managed by Manager are separately identified on Schedule A ("Unmanaged Assets"). Manager may include these assets in its periodic reports to Client, but will exclude their value when calculating Manager's asset management fees.

          Section 2. Management of the Account. Manager will make all investment decisions for the Account, in Manager's sole discretion and without first consulting or notifying Client, in accordance with the investment restrictions and guidelines which are attached as Schedule B (the "Investment Guidelines"). If Manager manages only a portion of Client's portfolio, unless otherwise specified by Client in writing, Investment Guidelines' restrictions relate specifically to the assets managed by Manager. Client may change these Investment Guidelines at any time, but Manager will be bound by the changes only after it has received and agreed to them in writing. Other than by the Investment Guidelines and the terms of this Agreement, the investments made by Manager on behalf of the Client will not be restricted in any manner, except by operation of law.

          Manager will have full power and authority, on behalf of Client, to instruct any brokers, dealers or banks to buy, sell, exchange, convert or otherwise trade in all securities, futures or other investments for the Account.

          Manager will not be responsible for giving Client investment advice or taking any other action with respect to Unmanaged Assets.

          Client appoints Manager as the true and lawful attorney of the Client for and in the name, place and stead of Client, in Manager's unrestricted discretion, to operate and conduct the brokerage accounts of the Client and to do and perform all and every act and thing whatsoever requisite in furtherance of this Agreement, including the execution of all writings related to the purchase or sale, assignments, transfers and ownership of any stocks, bonds, commodities, or other derivatives or securities. Manager is hereby fully authorized to act and rely on the authority vested pursuant to said power of attorney.

          Effective as of January 1, 2004, and until further notice, Manager will provide investment accounting services for Client, and will assist Client in preparing Client's statutory Schedule D, if applicable. Client acknowledges that Manager will provide accounting data according to Manager's standard interpretation of accounting principles, unless expressly instructed otherwise by Client's prior written notice.

          Section 3. Transactions for the Account. Manager will arrange for securities transactions for the Account to be executed through those brokers, dealers or banks that Manager believes will provide best execution. In choosing a broker, dealer or bank, Manager will consider the broker, dealer or bank's execution capability, reputation and access to the markets for the securities being traded for the Account. Manager will seek competitive commission rates, but not necessarily the lowest rates available.

          Manager may also send transactions for the Account to brokers who charge higher commissions than other brokers, provided that Manager determines in good faith that the amount of commissions Manager pays is reasonable in relation to the value of the brokerage and research services provided, viewed in terms either of that particular transaction or Manager's overall responsibilities with respect to all clients whose accounts Manager manages on a discretionary basis.

          Portfolio transactions for each client account generally are completed independently. However, if Manager decides to purchase or sell the same securities for Client and other clients at about the same time, Manager may combine Client's order with those of other clients if Manager reasonably believes that it will be able to negotiate better prices or lower commission rates or transaction costs for the combined order than for Client's order alone. Client will pay the average price and transaction costs obtained for such combined orders, Manager generally will allocate securities purchased or sold as part of a combined order to Client's Account and to accounts of other clients according to the size of the order placed for each client.

          If Manager cannot obtain execution for the total amount of the securities in the combined orders, adjustments to the allocation will be made on a random number generator methodology. However, Manager may increase or decrease the amounts of securities allocated to each client if necessary to avoid having odd or small numbers of shares held for the account of any client. Each client that participates in a combined order will receive or pay the average share price and/or transactions costs for all transactions executed as part of the combined order.

          If Client directs Manager to use particular brokers, dealers or banks to execute transactions for the Account, Manager will do so, but Manager will not seek better execution services or prices for Client from other brokers, dealers or banks, and Client may pay higher prices or transaction costs as a result. Manager also may not be able to seek better execution services for Client by combining Client's orders with those of other clients.

          Client may direct all transactions for the Account to a particular broker, dealer or bank, by writing the name and address of that broker, dealer or bank in the space provided on Schedule A.

          Section 4. Transaction Confirmations. Manager will instruct the brokers, dealers or banks who execute transactions for the Account to send Client all transaction confirmations, unless Client chooses not to receive confirmations. If Client does not wish to receive individual confirmations, this box should be checked. [ ]

          Client may elect to receive individual confirmations at any time by giving Manager written notice.

          Section 5. Custody of Account Assets. The assets in the Account will be held for Client by the custodian named on Schedule A (the "Custodian"). Manager will not have custody of any Account assets. Client will pay all fees of the Custodian.

          Client will authorize the Custodian to follow Manager's instructions to make and accept payments for, and to deliver or to receive, securities, cash or other investments purchased, sold, redeemed, exchanged, pledged or loaned for the Account. Client also will instruct the Custodian to send Client and Manager monthly statements showing the assets in and all transactions for the Account during the month, including any payments of Manager's fees.

          Client will provide Manager with a copy of its agreement with the Custodian, and will give Manager reasonable advance notice of any change of Custodian.

          Section 6. Client Reports and Electronically Available "CARA(TM)" Toolset and Information. Both Parties agree that the Web Access Addendum attached as Schedule F hereto shall govern the Manager's provisions and Client's use of the electronically available CARA(TM) toolset and information.

          Manager shall prepare 1) Quarterly investment guideline compliance status report; 2) monthly appraisal reports and detailed holdings reports, showing current book values, securities valuations, unrealized gains and losses, book yields and average life; and 3) quality and maturity distribution reports.

          Additionally, investment accounting reports generally include the following:

          -    Investment Income Earned

          -    Securities on Deposit - By State

          -    Summary of General Ledger Journal Entries

          -    Trial Balance

          -    Schedule D data, including NAIC Rating information

          Client agrees to obtain its appraisals and investment accounting reports via Manager's website, GRNEAM.com. Reports shall be available no later than five (5) business days after month-end. However, both Parties agree that the Client has the right to receive hard copies and that upon Client's written request, Manager will send Client hard copies of the appraisals and/or investment accounting reports, via email, facsimile or overnight mail.

          The Account's performance will be sent monthly, quarterly or annually upon Client request. Ad hoc reports and presentation materials are prepared as reasonably directed by clients.

          Manager is responsible for the accuracy and completeness of Client Account information and reports.

          Manager shall provide Client with a copy of Report on Controls Placed in Operation and Tests of Operating Effectiveness (SAS70 Report), as well as future updates, as obtained.

          Section 7. Account Valuation. Manager will value the securities in the Account using independent pricing sources. All securities in the Account that are listed and traded on a national securities exchange or on NASDAQ shall be valued on the valuation date at the closing price on the principal market where the securities are traded. All other securities shall be valued in accordance with any reasonable valuation method selected by Manager, consistent with industry accepted practices. While Manager does its best to obtain representative market prices for all securities in the Account, such prices do not always reflect the price actually received or paid on the open market.

          Section 8. Manager's Fees. For Manager's services, Client will pay a percentage of the value, as determined under Section 7 of this Agreement, of all assets in the Account (excluding Unmanaged Assets) as of the last trading day of each calendar month. The fees are payable at the end of each calendar quarter for services provided by Manager during the prior three months. The percentage amount of the fees is shown on Schedule A. In any partial quarter, the fees will be reduced pro-rata based on the number of days the Account was managed.

          Client will be billed directly by Manager and will pay Manager's fees within 30 days of receiving the bill.

          If Manager invests in securities issued by money market funds or other investment companies for the Account, these securities will be included in the value of the Account when Manager's fees are calculated. These same assets will be subject to additional investment management and other fees that are paid by the investment company but ultimately borne by its shareholders. These additional fees are described in each investment company's prospectus.

          Section 9. Proxy Voting. Proxies for securities in the Account should be voted as follows:

          [X] Client shall assume responsibility for proxy voting and directs Manager not to vote proxies for securities held for the Account.

          [ ] Client directs Manager to vote all proxies for securities held for Client's Account in accordance with --

               [ ]  Manager's own discretion

                                       or

               [ ]  Client's proxy voting guidelines attached as Schedule C.

          Client will direct Custodian to send promptly all proxies and related shareholder communications to Client and to identify them as relating to Client's Account. If any proxy voting documentation is inadvertently sent to Manager, Manager shall promptly forward any such documentation to Client.

          These proxy voting instructions may be changed at any time by notifying Manager in writing.

          Section 10. Legal Proceedings. Manager will not provide legal advice or act for Client in any legal proceedings, including bankruptcies or class actions, involving securities held in the Account or issuers of those securities or any other matter, but shall continue to monitor, manage and provide investment advice regarding investments held in the Account\

          Section 11. Risk. Manager cannot guarantee the future performance of the Account, promise any specific level of performance or promise that its investment decisions, strategies or overall management of the Account will be successful. The investment decisions Manager will make for Client are subject to various market, currency, economic, political and business risks, and will not necessarily be profitable.

          Section 12. Standard of Care; Limitation of Liability. Except as may otherwise be provided by law, Manager will not be liable to Client for any loss
(i) that Client may suffer as a result of Manager's good faith decisions or actions where Manager exercises the degree of care, skill, prudence and diligence that a prudent person acting in a like fiduciary capacity would use; (ii) caused by following Client's instructions; or (iii) caused by the Custodian, any broker, dealer or bank to which Manager directs transactions for the Account or any other person, except to the extent such loss is caused by the failure of the Manager to exercise reasonable care in the selection thereof.

          Federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and this Agreement does not waive or limit Client's rights tinder those laws.

          Except for Manager's failure to comply with the Investment Guidelines communicated in writing by Client to Manager, Manager will not be responsible for Client's own compliance with the insurance investment laws of Client's state of domicile or for Client's compliance with applicable tax laws.

          In managing the Account, Manager will not consider any other securities, cash, or other investments or assets Client owns for diversification or other purposes. Manager shall have no responsibility whatsoever for the management of the Unmanaged Assets or any assets of Client other than the Account and shall incur no liability for any loss or damage which may result from the management of such other assets.

          Section 13. Client Directions. The names and specimen signatures of each individual who is authorized to give directions to Manager on Client's behalf under this Agreement are set forth on Schedule D. Directions received by Manager from Client must be signed by at least one such person. If Manager receives directions from Client which are not signed by a person that Manager reasonably believes is authorized to do so, Manager shall not be required to comply with such directions until it verifies that the directions are properly authorized by Client.

          Manager shall be fully protected in relying upon any direction signed or given by a person that Manager reasonably believes is authorized to give such directions on Client's behalf. Manager also shall be fully protected when acting upon an instrument, certificate, or paper that Manager reasonably believes to be genuine and to be signed or presented by any such person or persons. Manager shall be under no duty to make any investigation or inquiry as to any statement contained in any writing and may accept the same as conclusive evidence of truth and accuracy of statements contained therein.

          Section 14. Confidentiality. Except as Client and Manager otherwise agree or as may be required by law, all information concerning the Account and services provided under this Agreement shall be kept confidential.

          Section 15. Non-Exclusive Agreement. Manager provides investment advice to other clients and may give them advice or take actions for them, for Manager's own accounts or for accounts of persons related to or employed by Manager, that is different from advice provided to or actions taken for Client.

          Manager is not obligated to buy, sell or recommend for Client's Account any security or other investment that Manager may buy, sell or recommend for other clients or for the account of Manager or its related persons or employees.

          If Manager obtains material, non-public information about a security or its issuer that Manager may not lawfully use or disclose, Manager will have no obligation to disclose the information to Client or to use it for Client's benefit.

          Section 16. Term of Agreement. Either Client or Manager may cancel this Agreement at any time upon 30 days' written notice. This Agreement will remain in effect until terminated. Termination of this Agreement will not affect
(i) the validity of any action that Manager or Client has previously taken; (ii) the liabilities or obligations of Manager or Client for transactions started before termination; or (iii) Client's obligation to pay Manager's fees through the date of termination. Upon termination, Manager will have no obligation to recommend or take any action with regard to the securities, cash or other assets in the Account.

          Section 17. Agreement Not Assignable. This Agreement may not be assigned within the meaning of the Investment Advisers Act of 1940 (the "Advisers Act") by Manager without Client's consent.

          Section 18. Governing Law. The laws of the State of Connecticut will govern this Agreement. However, nothing in this Agreement will be construed contrary to any provision of the Advisers Act or the rules thereunder.

          Section 19. Miscellaneous. If any provision of this Agreement is or becomes inconsistent with any applicable law or rule, the provision will be deemed rescinded or modified to the extent necessary to comply with such law or rule. In all other respects, this Agreement will continue in full force and effect. This Agreement contains the entire understanding between Manager and Client and may not be changed except in writing signed by both parties. Failure to insist on strict compliance with this Agreement or with any of its terms or any continued conduct will not be considered a waiver by either party under this Agreement.

          Section 20. Notices. All notices and instructions with respect to the Account or other matters covered by this Agreement may be sent by U.S. mail express delivery services, facsimile, e-mail or other electronic means to Client and to Manager at the addresses at the end of this agreement or to another address provided in writing.

          Section 21. Representations of Client. Client represents and warrants to Manager that (a) Client is the beneficial owner of all assets in the Account and except as specifically identified by Client, there are no restrictions on transfer or sale of any of those assets; (b) this Agreement has been duly authorized, Agreement delivered by Client and is Client's valid and binding obligation; (c) the names of the individuals who are authorized to act under this Agreement on behalf of Client have been given to Manager in writing; (d) no government authorizations, approvals, consents, or filings not already obtained are required in connection with the execution, delivery, or performance of this

Agreement by Client; and (e) Client certifies that it is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), nor a Person acting on behalf of any such plan. Client agrees to notify Manager in writing within five (5) days after the occurrence of an event making the above statement no longer accurate.

          Client agrees to indemnify, defend and hold harmless Manager and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns, from and against any and all claims, actions, suits, damages, costs, liabilities, judgments, losses, charges, costs and expenses, including attorneys' fees, of Manager arising from any failure by Client to accurately disclose its status under this Section or by reason of any defect in Client's authority to appoint Manager under this Agreement.

          Section 22. Representations of Manager. Manager represents and warrants that this Agreement has been duly authorized, executed and delivered by Manager and is its valid and binding obligation.

          Section 23. Form ADV. Client has received and reviewed a copy of Part II of Manager's Form ADV and a copy of this Agreement.

          Section 24. Independent Contractor. The relationship of Manager to Client is and shall remain during the term of this Agreement that of independent contractor. Manager and Client are not partners or joint venturers with each other under this Agreement, and nothing in this Agreement shall be construed so as to make them partners or joint venturers, or to impose any liability as such on either of them.

          Section 25. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery by facsimile of an executed signature page of this agreement shall be effective as delivery of an executed counterpart hereof.

AGREED TO AND ACCEPTED BY:

GENERAL RE - NEW ENGLAND                ALLEGHANY CORPORATION
ASSET MANAGEMENT, INC.

/s/ Gerard T. Lynch                     /s/ Weston M. Hicks
-------------------------------------   ----------------------------------------
By: Gerard T. Lynch                     By: Weston M. Hicks
Its President                               ------------------------------------
                                        Its: Executive Vice President
                                             -----------------------------------
Pond View Corporate Center              Principal Address:
76 Batterson Park Road                  375 Park Avenue, Suite 3201
Farmington, Connecticut 06032           New York, New York 10152

                                        Taxpayer Identification Number:
                                        51-0283071

ALLEGHANY INSURANCE HOLDINGS LLC        CAPITOL TRANSAMERICA CORPORATION

/s/ Weston M. Hicks                     /s/ David F. Pauly
-------------------------------------   ----------------------------------------
By: Weston M. Hicks                     By: David F. Pauly
    ---------------------------------       ------------------------------------
Its: Chairman of the Board and CEO      Its: President and CEO
     --------------------------------        -----------------------------------


CAPITOL INDEMNITY CORPORATION           CAPITOL SPECIALTY INSURANCE CORPORATION

/s/ David F. Pauly                      /s/ David F. Pauly
-------------------------------------   ----------------------------------------
By: David F. Pauly                      By: David F. Pauly
    ---------------------------------       ------------------------------------
Its: President and CEO                  Its: President and CEO
     --------------------------------        -----------------------------------


PLATTE RIVER INSURANCE COMPANY          RSUI GROUP, INC.

/s/ David F. Pauly                      /s/ Phillip S. McCrorie
-------------------------------------   ----------------------------------------
By: David F. Pauly                      By: Phillip S. McCrorie
    ---------------------------------       ------------------------------------
Its: President and CEO                  Its: Senior VP, CFO, and Treasurer
     --------------------------------        -----------------------------------


RSUI INDEMNITY COMPANY                  LANDMARK AMERICA INSURANCE COMPANY

/s/ Phillip S. McCrorie                 /s/ Phillip S. McCrorie
-------------------------------------   ----------------------------------------
By: Phillip S. McCrorie                 By: Phillip S. McCrorie
    ---------------------------------       ------------------------------------
Its: Senior VP, CFO, and Treasurer      Its: Senior VP, CFO, and Treasurer
     --------------------------------        -----------------------------------


DARWIN GROUP, INC.                      DARWIN NATIONAL ASSURANCE COMPANY

/s/ John L. Sennott, Jr.                /s/ John L. Sennott, Jr.
-------------------------------------   ----------------------------------------
By: John L. Sennott, Jr.                By: John L. Sennott, Jr.
    ---------------------------------       ------------------------------------
Its: Senior VP and CFO                  Its: CFO and Treasurer
     --------------------------------        -----------------------------------